EXHIBIT 4.3
FIRST AMENDMENT
TO
INTERCREDITOR AGREEMENT
THIS FIRST AMENDMENT TO INTERCREDITOR AGREEMENT, dated as of March 22, 2013 (this “Amendment”), amends that certain Intercreditor Agreement, dated as of August 31, 2010 (as amended to date and as further amended, restated, supplemented or otherwise modified from time to time, including as amended hereby, the “Intercreditor Agreement”), by and among Bank of America, N.A. (“BofA”), as successor in interest to JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, with its successors and assigns, and as more specifically defined in the Intercreditor Agreement, the “ABL Representative”) for the ABL Secured Parties (as defined in the Intercreditor Agreement), U.S. Bank National Association (“U.S. Bank”) as trustee and noteholder collateral agent for the Convertible Notes Parties (as defined below) (in such capacities, with its successors and assigns the “Convertible Notes Representative”), U.S. Bank, as trustee and noteholder collateral agent for the Senior Notes Secured Parties (as defined below) (in such capacities, with its successors and assigns, and as more specifically defined in the Intercreditor Agreement, the “Notes Representative” and, together with the ABL Representative and the Convertible Notes Representative, the “Representatives”), U.S. Concrete, Inc., a Delaware corporation (the “Borrower”), and each of the other Loan Parties (as defined in the Intercreditor Agreement). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Intercreditor Agreement.
WHEREAS, the Borrower is issuing up to $69,300,000 aggregate principal amount of 9.5% Senior Secured Notes due 2015 (the “Senior Notes”) in exchange for up to all $55,000,000 aggregate principal amount of its outstanding 9.5% Convertible Secured Notes due 2015 (the “Convertible Notes”) pursuant to an exchange offer described in the prospectus dated as of March 20, 2013 (the “Exchange Offer”).
WHEREAS, the Convertible Notes were issued pursuant to that certain Indenture, dated as of August 31, 2010, by and among the Borrower, as issuer, the subsidiaries of the Borrower party thereto as guarantors, and the Convertible Notes Representative, as trustee and noteholder collateral agent (as amended or supplemented, the “Convertible Notes Indenture”).
WHEREAS, the Senior Notes are being issued pursuant to an Indenture, to be dated as of the date hereof and effective as of the Amendment Effective Time (as defined below), by and among the Borrower, as issuer, the subsidiaries of the Borrower party thereto as guarantors, and the Notes Representative, as trustee and noteholder collateral agent (as amended or supplemented from time to time, the “Senior Notes Indenture”).
WHEREAS, in connection with the Exchange Offer and effective as of the Amendment Effective Time, the Convertible Notes Indenture is being amended by that certain Second Supplemental Indenture, dated as of the date hereof, among the Borrower, the other Loan Parties, and the Convertible Notes Representative (the “Second Supplemental Indenture”), to eliminate substantially all of the restrictive covenants and certain events of default contained in the Convertible

Notes Indenture and to release all of the Liens on the collateral securing the Convertible Notes and the related guarantees under the Convertible Notes Indenture and the related security documents.
WHEREAS, the Holders (as defined in the Convertible Notes Indenture) of not less than 82.5% in aggregate principal amount of the Convertible Notes currently outstanding, including the Holders of not less than 66-2/3% in aggregate principal amount of the Convertible Notes currently outstanding and not owned by the Borrower or any of its Affiliates (as defined in the Convertible Notes Indenture), have consented to the Second Supplemental Indenture.
WHEREAS, the Borrower is a party to that certain Loan and Security Agreement, dated as of August 31, 2012, among the Borrower, the other Loan Parties, the lenders from time to time parties thereto, and BofA as agent for such lenders (as such may be amended, supplemented, amended and restated or otherwise modified from time to time, the “2012 Loan Agreement”).
WHEREAS, the Loan Parties have requested that the Representatives agree to amend certain provisions of the Intercreditor Agreement and the Representatives have agreed to do so, in each case on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:
SECTION 1
ACKNOWLEDGEMENT AND AGREEMENT WITH RESPECT TO REFINANCINGS
1.1    The parties hereto hereby acknowledge and agree that, notwithstanding anything to the contrary in the Intercreditor Agreement or any other Loan Document, (i) the 2012 Loan Agreement is an “ABL Agreement” for all purposes under the Intercreditor Agreement, and, as of the date hereof, is the only “ABL Agreement” in existence for purposes of the Intercreditor Agreement, and (ii) BofA is the “ABL Representative” for all purposes under the Intercreditor Agreement.
1.2    The parties hereto hereby acknowledge and agree that, as of the Amendment Effective Time, notwithstanding anything to the contrary in the Intercreditor Agreement or any other Loan Document, (i) the Senior Notes Indenture constitutes a “Replacement Indenture” and an “Indenture” for all purposes under the Intercreditor Agreement, (ii) after giving effect to the Second Supplemental Indenture, the Convertible Notes Indenture no longer constitutes the “Existing Indenture” or an “Indenture” for any purpose under the Intercreditor Agreement, (iii) the Senior Notes Indenture constitutes the only “Indenture” in existence for purposes of the Intercreditor Agreement, and (iv) U.S. Bank, as trustee and noteholder collateral agent for the Senior Notes Secured Parties, is the “Notes Representative” for all purposes under the Intercreditor Agreement.
1.3    The parties hereto hereby acknowledge and agree that, effective as the Amendment Effective Time, notwithstanding anything to the contrary in the Intercreditor Agreement or any other Loan Document, (i) the “Holders” and the other “Noteholder Secured Parties,” as such terms are defined in the Convertible Notes Indenture (collectively, the “Convertible Notes Parties”), shall no longer constitute “Notes Creditors” or “Notes Secured Parties” under the Intercreditor Agreement, and shall no longer be beneficiaries of the Intercreditor Agreement and the Security Documents, (ii) the Convertible Notes and the Convertible Notes Indenture shall no longer constitute “Notes Documents” under the Intercreditor Agreement and the Security Documents, (iii) the principal of and interest and premium on all indebtedness under the Convertible Notes and the Convertible Notes Indenture, and all other obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Convertible Notes or the Convertible Notes Indenture, in each case (a) shall no longer constitute “Notes Obligations” under the Intercreditor Agreement, (b) shall no longer constitute “Secured Obligations” (or any similar term) under any Security Document and (c) shall no longer be secured by any Lien in the Collateral or in any other asset or property of any Loan Party, whether pursuant to any Security Document or otherwise, (iv) all Liens that formerly ran in favor of the Convertible Notes Parties shall be deemed to have been transferred to the Notes Representative, and to run in favor of the “Holders” and the other “Noteholder Secured Parties,” as such terms are defined in the Senior Note Indenture (collectively, the “Senior Notes Secured Parties”), and (v) all agreements and other documents that constituted “Notes Security Documents” (as defined in the Intercreditor Agreement) with respect to the Convertible Notes Indenture or “Security Documents” (as defined in the Convertible Notes Indenture) no longer constitute “Notes Security Documents” or “Security Documents” with respect to the Convertible Notes Indenture, and instead now constitute “Notes Security Documents” (as defined in the Intercreditor Agreement) with respect to the Senior Notes Indenture and “Security Documents” (as defined in the Senior Notes Indenture), and the “Security Documents” (as defined in the Senior Notes Indenture) now constitute the “Notes Security Documents” (as defined in the Intercreditor Agreement).
SECTION 2
AMENDMENTS TO INTERCREDITOR AGREEMENT
2.1    The second recital following the preamble to the Intercreditor Agreement is hereby amended and restated in its entirety as follows:
“WHEREAS, Borrower and the Notes Representative are parties to the Indenture dated as of August 31, 2010 (the “Existing Indenture”), pursuant to which Borrower issued its 9.5% Convertible Secured Notes due 2015 (the “Existing Notes”) to certain financial institutions and other entities, and such Existing Notes are guaranteed by the Loan Parties (other than the Borrower);”
2.2    Section 1.2 of the Intercreditor Agreement is hereby amended by deleting the final sentence of the definition of the term “ABL Obligations” and replacing such final sentence with the following:
“Notwithstanding the foregoing or any other provision of this Agreement, if the sum of the ABL Obligations consisting of, without duplication, (i) the principal amount of loans under the ABL Agreement and the other ABL Documents, or under any ABL DIP Financing, and (ii) the aggregate face amount of all outstanding letters of credit issued or deemed issued under, or otherwise secured under, the ABL Agreement and the other ABL Documents, or under any ABL DIP Financing (all such ABL Obligations described in clauses (i) and (ii)

above being collectively referred to herein as the “Capped ABL Obligations”), exceeds the sum of (X) $102,500,000, plus (Y) if an ABL DIP Financing is outstanding, the lesser of (A) $10,250,000 and (B) the principal amount of loans under such ABL DIP Financing, minus (Z) the amount of any permanent commitment reductions under the ABL Agreement as a result of the prepayment of such obligations with the net proceeds from any asset dispositions (for the avoidance of doubt, other than as a result of any replacement, refunding or refinancing of an ABL Obligation) (the “ABL Cap Amount”), then the portion of the Capped ABL Obligations exceeding the ABL Cap Amount (such portion being referred to herein as the “ABL Excess Amount”), and all interest, premiums, reimbursement obligations and other amounts in respect of such ABL Excess Amount, shall be secured by the ABL Security Documents but shall not constitute “ABL Obligations” for all purposes of this Agreement.”

2.3    Section 1.2 of the Intercreditor Agreement is hereby amended by amending and restating the definition of “ABL Security Documents” in its entirety as follows:
“ABL Security Documents” means the “Collateral Documents,” “Security Documents,” and other similar terms, each as defined in the ABL Agreement, and any other documents that are designated under the ABL Agreement as “ABL Security Documents” for purposes of this Agreement.
2.4    Section 1.2 of the Intercreditor Agreement is hereby amended by adding the following definitions in proper alphabetical order:
“‘First Amendment’ means the First Amendment, dated as of March 22, 2013, to this Agreement.”
“‘First Amendment Effective Date’ means the Amendment Effective Time, as defined in the First Amendment.”
“‘Notes’ means (i) prior to the First Amendment Effective Time, the Existing Notes and (ii) from and after the First Amendment Effective Time, the Senior Notes (as defined in the First Amendment).’”
2.5    The Intercreditor Agreement is hereby further amended, mutatis mutandis, as appropriate to implement the acknowledgements and agreements set forth in Section 1 of this Amendment.
SECTION 3
AMENDMENTS TO SECURITY DOCUMENTS
3.1    Subject to the terms of this Amendment, including Sections 1.2, 1.3, 3.2 and 3.4 hereof, each of the Loan Parties hereby (i) consents to the Exchange Offer, this Amendment, and the transactions contemplated hereby and thereby, (ii) confirms its respective guarantees, pledges, grants of security interests and liens, acknowledgments, obligations and consents under the Collateral Agreement and the other Notes Security Documents to which it is a party and agrees that, notwithstanding the consummation of the Exchange Offer, the effectiveness of this Amendment and the consummation of the transactions contemplated hereby and thereby, such guarantees, pledges, grants of security interests and liens, acknowledgments, obligations and consents shall continue to be in full force and effect, and (iii) ratifies and confirms the Collateral Agreement and the other Notes Security Documents to which it is a party.
3.2    In furtherance of the acknowledgements and agreements in Section 1 hereof, (i) each reference in any Notes Security Document, including, but not limited to, those listed on Exhibit A, to the “Indenture”, the “Notes”, the “Intercreditor Agreement”, thereunder”, “thereof” or words of like import, is hereby amended, mutatis mutandis, as applicable in the context, to be a reference to, and shall thereafter mean, the Senior Notes Indenture, the Senior Notes, or the Intercreditor Agreement as amended by this Amendment, as applicable in the context (as each may be amended, modified or supplemented and in effect from time to time), (ii) the definition of any term defined in any Notes Security Document by reference to the terms defined in the “Indenture” or the “Intercreditor Agreement” is hereby amended to be defined by reference to the defined term in the Senior Notes Indenture or the Intercreditor Agreement as amended by this Amendment, as applicable (as each may be amended, modified or supplemented and in effect from time to time), and (iii) each Notes Security Document is hereby further amended, mutatis mutandis, as appropriate to reflect and implement the acknowledgements and agreements set forth in Section 1 of this Amendment.
3.3    Subject to the terms of the Collateral Agreement, each of the Loan Parties hereby grants to the Notes Representative, for the benefit of the Senior Notes Secured Parties, a security interest in and liens on the Collateral now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest (subject to the exclusions set forth in the proviso to Article II of the Collateral Agreement) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Loan Party’s Obligations under the Senior Notes and the Senior Notes Indenture.
3.4    The Collateral Agreement is hereby amended by deleting the “Preliminary Statement” thereof in its entirety and substituting the following in lieu thereof:
“The Grantors, the Trustee and the Noteholder Collateral Agent have entered into that certain Indenture dated as of August 31, 2010 (as it may be amended, restated, supplemented or modified from time to time, the “2010 Indenture”) pursuant to which the Issuer issued 9.5% Convertible Secured Notes due 2015 (the “2010 Notes”). Each Grantor entered into this Agreement in order to induce the purchase of the 2010 Notes by the Holders and to secure the following (the “2010 Secured Obligations”): (i) in the case of the Issuer, the Obligations under the 2010 Indenture and (ii) in the case of the Grantors (other than the Issuer), the Obligations that the Grantors agreed to guarantee pursuant to Article Thirteen of the 2010 Indenture.

As of March 22, 2013 (the “Refinancing Date”), the Grantors, the Trustee and the Noteholder Collateral Agent are entering into that certain Indenture dated as of the Refinancing Date (as it may be amended, restated, supplemented or modified from time to time, the “2013 Indenture”) pursuant to which the Issuer is issuing 9.5% Senior Secured Notes due 2015 (the “2013 Notes”). The 2013 Notes are being issued in exchange for not less than 82.5% in aggregate principal amount of the 2010 Notes, and, in connection with such exchange, from and after the Refinancing Date, all collateral that secures the 2010 Notes will thereafter secure the 2013 Notes in lieu of the 2010 Notes, as more particularly described in that certain First Amendment to Intercreditor Agreement, dated as of the Refinancing Date, which amends the Intercreditor Agreement. Each Grantor agrees that, from and after the Refinancing Date, this Agreement does not secure the 2010 Secured Obligations, and instead secures the following (the “Secured Obligations”): (i) in the case of the Issuer, the Obligations under the 2013 Notes and the 2013 Indenture and (ii) in the case of the Grantors (other than the Issuer), the Obligations that the Grantors agreed to guarantee pursuant to Article Thirteen of the 2013 Indenture. From and after the Refinancing Date, where appropriate in the context, all references in this Agreement (including in the preamble of this Agreement) to the “Indenture” shall refer to the 2013 Indenture, and all references in this Agreement to the “Notes” shall refer to the 2013 Notes.”

3.5    The Loan Parties will execute and deliver to the Notes Representative such documents as shall be necessary to further evidence or implement the amendments described in Section 3.2.
SECTION 4
EFFECTIVENESS
4.1    Sections 1.2, 1.3, 2, 3, 5.3 and 5.4 of this Amendment shall become effective immediately upon the effectiveness of the Exchange Offer (the “Amendment Effective Time”).
SECTION 5
MISCELLANEOUS
5.1    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
5.2    This Amendment shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
5.3    All references in the Intercreditor Agreement to “this Agreement”, “hereof”, “herein”, and similar terms shall mean and refer to the Intercreditor Agreement, as amended and modified by this Amendment, and all references in other Loan Documents to “the Intercreditor Agreement” shall mean such agreement as amended and modified by this Amendment. This Amendment shall be deemed to be a Loan Document.

5.4    The Intercreditor Agreement, as amended hereby, is hereby ratified and confirmed and, except as amended hereby, remains in full force and effect.
5.5    The ABL Representative hereby represents and warrants that it has obtained all necessary consents of the ABL Secured Parties to this Amendment.
{Signature Pages Follow}

WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the Amendment Effective Time.

BORROWER:
U.S. CONCRETE, INC.
By: /s/ Katherine I. Hargis
Name: Katherine I. Hargis
Title: Vice President, General Counsel and Corporate Secretary

NOTES REPRESENTATIVE:
U.S. BANK NATIONAL ASSOCIATION
By: /s/ Wally Jones
Name: Wally Jones
Title: Vice President

CONVERTIBLE NOTES REPRESENTATIVE:
U.S. BANK NATIONAL ASSOCIATION
By: /s/ Wally Jones
Name: Wally Jones
Title: Vice President

ABL REPRESENTATIVE:
BANK OF AMERICA, N.A.
By: /s/ Hance VanBeber
Name: Hance VanBeber
Title: Sr. Vice President

[Signature Page to First Amendment to Intercreditor Agreement]

OTHER LOAN PARTIES:

ALBERTA INVESTMENTS, INC.
ALLIANCE HAULERS, INC.
AMERICAN CONCRETE PRODUCTS, INC.
ATLAS REDI-MIX, LLC
ATLAS-TUCK CONCRETE, INC.
BEALL CONCRETE ENTERPRISES, LLC
BEALL INDUSTRIES, INC.
BEALL INVESTMENT CORPORATION, INC.
BEALL MANAGEMENT, INC.
BODE CONCRETE LLC
BODE GRAVEL CO.
BRECKENRIDGE READY MIX, INC.
CENTRAL CONCRETE SUPPLY CO., INC.
CENTRAL PRECAST CONCRETE, INC.
CONCRETE ACQUISITION IV, LLC
CONCRETE ACQUISITION V, LLC
CONCRETE ACQUISITION VI, LLC
CONCRETE XXXIV ACQUISITION, INC.
CONCRETE XXXV ACQUISITION, INC.
CONCRETE XXXVI ACQUISITION, INC.
EASTERN CONCRETE MATERIALS, INC.
HAMBURG QUARRY LIMITED LIABILITY COMPANY

INGRAM CONCRETE, LLC
KURTZ GRAVEL COMPANY
LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC
MASTER MIX, LLC
MASTER MIX CONCRETE, LLC
MG, LLC
NYC CONCRETE MATERIALS, LLC
PEBBLE LANE ASSOCIATES, LLC
REDI-MIX CONCRETE, L.P.
   By: REDI-MIX, LLC, its general partner
REDI-MIX GP, LLC
REDI-MIX, LLC
RIVERSIDE MATERIALS, LLC
SAN DIEGO PRECAST CONCRETE, INC.
SIERRA PRECAST, INC.
SMITH PRE-CAST, INC.
SUPERIOR CONCRETE MATERIALS, INC.
TITAN CONCRETE INDUSTRIES, INC.
USC ATLANTIC, INC.
USC MANAGEMENT CO., LLC
USC PAYROLL, INC.
USC TECHNOLOGIES, INC.
U.S. CONCRETE ON-SITE, INC.
U.S. CONCRETE TEXAS HOLDINGS, INC.

By: /s/ Katherine I. Hargis
Name: Katherine I. Hargis
Title: Vice President and Secretary

[Signature Page to First Amendment to Intercreditor Agreement]

EXHIBIT A

1.
Pledge and Security Agreement, dated as of August 31, 2010 (as amended, amended and restated, supplemented, renewed, refunded, replaced, restructured or otherwise modified from time to time, whether by the same or any other agent, lender or group of lenders (or any affiliate of such agent, lender or group of lenders).

2.	The Note Guarantees (as defined in the Senior Notes Indenture).

3.	The following mortgages and deeds of trust, as amended or supplemented to date:

a.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; Request for Notice, by and from Central Concrete Supply Co., Inc., dated November 12, 2010, Alameda County, California.

b.	Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Central Concrete Supply Co., Inc., dated November 12, 2010, Contra Costa County, California.

c.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; Request for Notice, by and from Central Concrete Supply Co., Inc., dated November 12, 2010, San Mateo County, California.

d.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; Request for Notice, by and from Central Concrete Supply Co., Inc., dated November 12, 2010, San Mateo County, California.

e.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; Request for Notice, by and from Central Concrete Supply Co., Inc., dated November 12, 2010, San Mateo County, California.

f.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; Request for Notice, by and from Central Concrete Supply Co., Inc., dated November 12, 2010, Santa Clara County, California.

g.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; Request for Notice, by and from Central Precast Concrete., Inc., dated November 12, 2010, San Joaquin County, California.

h.	Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Eastern Concrete Materials, Inc., dated November 12, 2010, Monmouth County, New Jersey.

i.	Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Eastern Concrete Materials, Inc., dated November 12, 2010, Ocean County, New Jersey.

j.	Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Eastern Concrete Materials, Inc., dated November 12, 2010, Sussex County, New Jersey.

k.
Open-End Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing and Financing Statement (Secures Future Advances); by and from Eastern Concrete Materials, Inc., dated November 5, 2010 and for delivery on November 12, 2010, Franklin Township, Snyder County, Pennsylvania.

l.	Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Alberta Investments, Inc., dated November 12, 2010, Brown County, Texas.

m.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Beall Concrete Enterprises, LLC, successor by merger to Beall Concrete Enterprises, Ltd., dated November 12, 2010, Collin County, Texas.

n.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Redi-Mix, LLC, f/k/a Redi-Mix Subsidiary, LLC, successor by merger to Redi-Mix, L.P., f/k/a Redi-Mix, Inc., dated November 12, 2010, Collin County, Texas.

o.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Beall Concrete Enterprises, LLC, successor by merger to Beall Concrete Enterprises, Ltd., dated November 12, 2010, Denton County, Texas.

p.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Redi-Mix, LLC, f/k/a Redi-Mix Subsidiary, LLC, successor by merger to Redi-Mix, L.P., f/k/a Redi-Mix, Inc., dated November 12, 2010, Denton County, Texas.

q.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Ingram Concrete, LLC, f/k/a Ingram Subsidiary, LLC, successor by merger to Ingram Enterprises, L.P., f/k/a Ingram Enterprises, Inc., dated November 12, 2010, Jones County, Texas.

r.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Ingram Concrete, LLC, f/k/a Ingram Subsidiary, LLC, successor by merger to Ingram Enterprises, L.P., f/k/a Ingram Enterprises, Inc., dated November 12, 2010, Midland County, Texas.

s.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Beall Concrete Enterprises, LLC, successor by merger to Beall Concrete Enterprises, Ltd., dated November 12, 2010, Navarro County, Texas.

t.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Ingram Concrete, LLC, f/k/a Ingram Subsidiary, LLC, successor by merger to Ingram Enterprises, L.P., f/k/a Ingram Enterprises, Inc., dated November 12, 2010, Parker County, Texas.

u.
Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Ingram Concrete, LLC, f/k/a Ingram Subsidiary, LLC, successor by merger to Ingram Enterprises, L.P., f/k/a Ingram Enterprises, Inc., dated November 12, 2010, Somervell County, Texas.

v.	Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing; by and from Ingram Concrete, LLC, f/k/a Ingram Subsidiary, LLC, successor by merger to

A-2

Ingram Enterprises, L.P., f/k/a Ingram Enterprises, Inc., dated November 12, 2010, Tom Green County, Texas.

4.	The financing statements described below:

Loan Party	Filing Office
U.S. Concrete, Inc.	Delaware Secretary of State
Alberta Investments, Inc.	Texas Secretary of State
Alliance Haulers, Inc.	Texas Secretary of State
American Concrete Products, Inc.	California Secretary of State
Atlas Redi-Mix, LLC	Texas Secretary of State
Atlas-Tuck Concrete, Inc.	Oklahoma Secretary of State
Beall Concrete Enterprises, LLC	Texas Secretary of State
Beall Concrete Enterprises, LLC	Navarro County, Texas
Beall Industries, Inc.	Texas Secretary of State
Beall Investment Corporation, Inc.	Delaware Secretary of State
Beall Management, Inc.	Texas Secretary of State
Bode Concrete LLC	California Secretary of State
Bode Gravel Co.	California Secretary of State
Breckenridge Ready Mix, Inc.	Texas Secretary of State
Breckenridge Ready Mix, Inc.	Stephens County, Texas
Central Concrete Supply Co., Inc.	California Secretary of State
Central Precast Concrete, Inc.	California Secretary of State
Concrete Acquisition IV, LLC	Delaware Secretary of State
Concrete Acquisition V, LLC	Delaware Secretary of State
Concrete Acquisition VI, LLC	Delaware Secretary of State
Concrete XXXIV Acquisition, Inc.	Delaware Secretary of State
Concrete XXXV Acquisition, Inc.	Delaware Secretary of State
Concrete XXXVI Acquisition, Inc.	Delaware Secretary of State
Eastern Concrete Materials, Inc.	New Jersey Division of Commercial Recording
Eastern Concrete Materials, Inc.	Hunterdon County, New Jersey
Eastern Concrete Materials, Inc.	Ocean County, New Jersey
Eastern Concrete Materials, Inc.	Sussex County, New Jersey
Hamburg Quarry Limited Liability Company	New Jersey Division of Commercial Recording
Ingram Concrete, LLC	Texas Secretary of State

A-3

Ingram Concrete, LLC	Coke County, Texas (8)
Ingram Concrete, LLC	Crockett County, Texas (2)
Ingram Concrete, LLC	Jones County, Texas
Ingram Concrete, LLC	Somervell County, Texas (3)
Kurtz Gravel Company	Michigan Department of State
Local Concrete Supply & Equipment, LLC	Delaware Secretary of State
Master Mix, LLC	Delaware Secretary of State
Master Mix Concrete, LLC	New Jersey Division of Commercial Recording
MG, LLC	Maryland Department of Assessments and Taxation
NYC Concrete Materials, LLC	Delaware Secretary of State
Pebble Lane Associates, LLC	Delaware Secretary of State
Redi-Mix Concrete, L.P.	Texas Secretary of State
Redi-Mix GP, LLC	Texas Secretary of State
Redi-Mix, LLC	Texas Secretary of State
Riverside Materials, LLC	Delaware Secretary of State
San Diego Precast Concrete, Inc.	Delaware Secretary of State
Sierra Precast, Inc.	California Secretary of State
Smith Pre-Cast, Inc.	Delaware Secretary of State
Superior Concrete Materials, Inc.	District of Columbia Recorder of Deeds
Titan Concrete Industries, Inc.	Delaware Secretary of State
USC Atlantic, Inc.	Delaware Secretary of State
USC Management Co., LLC	Texas Secretary of State
USC Payroll, Inc.	Delaware Secretary of State
USC Technologies, Inc.	Delaware Secretary of State
U.S. Concrete On-Site, Inc.	Delaware Secretary of State
U.S. Concrete Texas Holdings, Inc.	Delaware Secretary of State

5.	All lien notations relating to the ready-mix concrete trucks and the mixing drums affixed thereto owned by any Loan Party.

6.	First Lien Patent Security Agreement, dated August 31, 2010, by and among the Borrower, the Guarantors and the Convertible Notes Representative.

7.	First Lien Trademark Security Agreement, dated August 31, 2010, by and among the Borrower, the Guarantors and the Convertible Notes Representative.

A-4